UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 10, 2001
                        -------------------------------
                       (Date of earliest event reported)

                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    1-10702                34-1531521
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(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


         500 Post Road East, Suite 320, Westport, Connecticut   06880
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               (Address of Principal Executive Offices)       (Zip Code)


                                 (203) 222-7170
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               Registrant's telephone number, including area code

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

     Terex Corporation ("Terex") announced by press release today that it intends to issue approximately $200,000,000 principal amount of Senior Subordinated Notes Due 2011 (the "Notes"). Terex intends to use the net proceeds from the offering of the Notes to prepay a portion of its existing term loans.

     It is intended that Terex will offer the Notes pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act"), and that they will not initially be registered under the Act. Accordingly, the Notes will not be able to be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements. There can be no assurances at this time as to whether the transaction announced in the press release will occur, or as to the timing or definitive terms of such transaction.

     Terex also announced today by press release that it has closed on the sale of 5.75 million shares of its common stock, which includes the exercise of the over-allotment granted to the underwriter of 750,000 shares. The offering, which was previously announced on December 5, 2001, was underwritten by Salomon Smith Barney. The net proceeds to Terex from the common stock offering is $96.3 million and will be used to repay outstanding indebtedness and for general corporate purposes.


                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            TEREX CORPORATION


                                    By: /s/  Eric I Cohen
                                        -----------------
                                    Name:   Eric I Cohen
                                    Title:  Senior Vice President


Date: December 10, 2001